Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of LIN Television Corporation of our reports dated (i) February 24, 2004, except for the last paragraph of Note 6 and the first three paragraphs of Note 22, as to which the date is January 18, 2005, relating to the financial statements which appears in LIN Television Corporation’s Current Report on Form 8-K dated January 18, 2005; and (ii) March 15, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in LIN Television Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the headings “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
November 4, 2005